                          GOODWIN, PROCTER & HOAR LLP

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                                                                     EXHIBIT 5.1


                                 August 23, 1996

Trident International, Inc.
1114 Federal Road
Brookfield, Connecticut 06804

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 1,000,000 shares of common stock, par value $.01 per share (the "Shares"), of Trident International, Inc., a Delaware corporation (the "Company").

         In connection with rendering this opinion, we have examined the Third Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company; such records of the corporate proceedings of the Company as we deemed material; a registration statement on Form S-8 under the Securities Act relating to the Shares (the "Registration Statement") and the prospectus contained therein (the "Prospectus"); the Trident International, Inc. Amended and Restated 1994 Stock Option and Grant Plan; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

         We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, the Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware.

         Based upon the foregoing, we are of the opinion that when the Shares have been issued and paid for in accordance with the terms of the Prospectus, the Shares will be legally issued, fully paid and nonassessable shares of common stock, par value $.01 per share, of the Company.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

                          GOODWIN, PROCTER & HOAR LLP

Trident International, Inc.
August 23, 1996
Page 2

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,



                                        GOODWIN, PROCTER & HOAR LLP